UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2012

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 7, 2012, Recovery Energy, Inc. (the “Company”) granted a three-year warrant (the “Warrant”) to purchase 600,000 shares of common stock of the Company at an exercise price of $5.00 per share (or $3,000,000 in the aggregate) in exchange for certain financial advisory and investment and/or investment banking services.  One-sixth of the Warrants vested immediately upon grant, one-sixth of the Warrants will vest on October 15, 2012 and the remaining Warrants will vest ratably at the end of each of the next four thirty-day periods thereafter.

Neither the Warrants nor the shares of common stock into which the Warrants are convertible are registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state. The Warrants were issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and corresponding provisions of state securities laws which exempt transactions by an issuer not involving any public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOVERY ENERGY, INC.

Date: September 12, 2012	By:	/s/ A. Bradley Gabbard
A. Bradley Gabbard
Chief Financial Officer